Exhibit 99.1

November 13, 2020

RAVE Restaurant Group, Inc. Reports First Quarter Financial Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the first quarter ended September 27, 2020.

First Quarter Highlights:

•	The Company recorded net income of $76 thousand for the first quarter of fiscal 2021 compared to net income of $237 thousand for the same period of the prior year.
•	Total revenue decreased by $1.0 million to $1.9 million for the first quarter of fiscal 2021 compared to the same period of the prior year.
•	Income before taxes was $78 thousand for the first quarter of fiscal 2021 compared to $310 thousand for the same period of the prior year.
•	Pizza Inn domestic comparable store retail sales decreased 22% in the first quarter of fiscal 2021 compared to the same period of the prior year.
•	Pie Five comparable store retail sales decreased 23% in the first quarter of fiscal 2021 compared to the same period of the prior year.
•	On a fully diluted basis, net income decreased $0.01 per share to $0.00 per share for the first quarter of fiscal 2021 compared to net income of $0.01 per share for the same period of the prior year.
•	Cash and cash equivalents decreased $33 thousand during the first quarter of fiscal 2021 to $2.9 million at September 27, 2020.
•	Pizza Inn domestic unit count finished at 146.
•	Pizza Inn international unit count finished at 32.
•	Pie Five domestic unit count finished at 39.

“We continue to work through challenges presented by the global health crisis, but we will not be sidelined by the pandemic and are resolute in repositioning RAVE for long-term success,” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc.  “Safety for our customers remains our top priority and our first quarter results demonstrate that the coordinated response from our franchisees and restaurant support team continues to drive traffic and incremental sales despite operating challenges.”

“At Pizza Inn, we created the Contactless Buffet To-Go to maximize value and variety for guests and to lower the impact of reduced foot traffic,” Solano said.  “We recently brought back the Contactless Buffett To-Go with three new value-oriented options and along with our New Right-Way Buffet, we are seeing impressive results in driving traffic and ticket average.”

“At Pie Five, we are continuing to test menu upgrades and look forward to rolling out several new options soon,” said Solano.  “We are also continuing to leverage the Circle of Crust rewards program and are seeing a steady return in traffic along with positive sales trends with third-party delivery utilization.”

 “Income before taxes of $78 thousand is an encouraging start for the first quarter of fiscal 2021 and demonstrates our commitment to controlling costs amid revenue declines,” said Clint Fendley, Vice President of Finance of RAVE Restaurant Group, Inc.   “RAVE’s cash balance of $2.9 million at September 27, 2020, coupled with $3.8 million of gross proceeds from sales of common stock subsequent to the first quarter, reinforces our position as we continue to confront near-term uncertainty in our industry.”

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, gain/loss sale of assets, costs related to impairment, closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.

Founded in 1958, Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] owns, operates, franchises and/or licenses 217 Pie Five Pizza Co. and Pizza Inn restaurants and Pizza Inn Express kiosks domestically and internationally. Pizza Inn is an international chain featuring freshly made pizzas, along with salads, pastas, and desserts. Pie Five Pizza Co. is a leader in the rapidly growing fast-casual pizza space. Pizza Inn Express, or PIE, is developing unique opportunities to provide freshly made pizza from non-traditional outlets. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “RAVE”. For more information, please visit www.raverg.com.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 27, 2020	September 29, 2019

REVENUES:	$1,903	$2,876

COSTS AND EXPENSES:
Cost of sales	78	134
General and administrative expenses	1,089	1,363
Franchise expenses	547	866
Gain on sale of assets	—	(11)
Impairment of long-lived assets and other lease charges	17	148
Bad debt expense (recovery)	27	(8)
Interest expense	23	27
Depreciation and amortization expense	44	47
Total costs and expenses	1,825	2,566

INCOME BEFORE TAXES	78	310
Income tax expense	2	73
NET INCOME	76	237

INCOME PER SHARE OF COMMON STOCK - BASIC:	$0.00	$0.02

INCOME PER SHARE OF COMMON STOCK - DILUTED:	$0.00	$0.01

Weighted average common shares outstanding - basic	15,451	15,106

Weighted average common and potential dilutive common shares outstanding	16,249	15,924

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	September 27, 2020	June 28, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,936	$2,969
Restricted cash	234	234
Accounts receivable, less allowance for bad debts of $77 and $269, respectively	1,012	965
Notes receivable	484	546
Deferred contract charges	36	44
Prepaid expenses and other	218	174
Total current assets	4,920	4,932

LONG-TERM ASSETS
Property, plant and equipment, net	358	366
Operating lease right of use asset, net	3,421	3,567
Intangible assets definite-lived, net	146	155
Notes receivable, net of current portion	445	449
Long-term deferred contract charges	242	231
Deposits and other	—	5
Total assets	$9,532	$9,705

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$469	$446
Accounts payable - lease termination impairments	421	407
Accrued expenses	685	775
Operating lease liability, current	644	632
Deferred revenues	293	254
Total current liabilities	2,512	2,514

LONG-TERM LIABILITIES
Convertible notes	1,556	1,549
PPP loan	657	657
Operating lease liability, net of current portion	3,307	3,471
Deferred revenues, net of current portion	873	960
Other long-term liabilities	51	51
Total liabilities	8,956	9,202

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; authorized 26,000,000 shares; issued 22,550,376 and 22,550,376 shares, respectively; outstanding 15,465,222 and 15,465,222 shares, respectively	225	225
Additional paid-in capital	33,528	33,531
Accumulated deficit	(8,640)	(8,716)
Treasury stock at cost
Shares in treasury: 7,085,154 and 7,085,154, respectively	(24,537)	(24,537)
Total shareholders’ equity	576	503

Total liabilities and shareholders’ equity	$9,532	$9,705

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	September 27, 2020	September 29, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$76	$237
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Impairment of fixed assets and other assets	17	148
Depreciation and amortization	44	47
Amortization of operating right of use assets	146	115
Amortization of debt issue costs	7	9
Gain on the sale of assets	—	(11)
Provision for bad debt	27	(8)
Deferred income tax	—	71
Changes in operating assets and liabilities:
Accounts receivable	(74)	272
Notes receivable	62	—
Deferred contract charges	(3)	(3)
Inventories	—	1
Prepaid expenses and other	(44)	46
Deposits and other	5	1
Accounts payable - trade	23	(110)
Accounts payable - lease termination impairments	(3)	(373)
Accrued expenses	(90)	(47)
Operating lease liability	(152)	(120)
Deferred revenue	(48)	(122)
Deferred rent and other	—	(21)
Cash (used in) provided by operating activities	(7)	132

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received on notes receivable issued for fixed asset sales	4	44
Purchase of property, plant and equipment	(27)	(17)
Cash (used in) provided by investing activities	(23)	27

CASH FLOWS FROM FINANCING ACTIVITIES:
Equity issuance costs	(3)	(2)
Cash (used in) financing activities	(3)	(2)

Net (decrease)/increase in cash, cash equivalents and restricted cash	(33)	157
Cash, cash equivalents and restricted cash, beginning of period	3,203	2,264
Cash, cash equivalents and restricted cash, end of period	$3,170	$2,421

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$—	$2
Income taxes	$7	$1

Non-cash activities:
Conversion of note to common shares	$—	$64
Operating lease right of use assets at adoption	$—	$3,428
Operating lease liability at adoption	$—	$3,875

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	September 27, 2020	September 29, 2019
Net income	$76	$237
Interest expense	23	27
Income taxes	2	73
Depreciation and amortization	44	47
EBITDA	$145	$384
Gain on sale/disposal of assets	—	(11)
Impairment of long-lived assets and other lease charges	17	148
Franchisee default and closed store revenue	(67)	(147)
Closed and non-operating store costs	82	6
Adjusted EBITDA	$177	$380